Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated December 19, 2006, between Nova Biosource Fuels, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

RECITALS

A.            Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and/or Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

B.            Contemporaneously with this Agreement, the Company intends to enter into substantially identical agreements (the “Other Purchase Agreements”) with other purchasers (collectively with the Purchaser, the “Purchasers”) whose obligations with regard to the Company and under the Transaction Documents (as defined below) will be several and not joint with the obligations of any other Purchasers, including the Purchaser.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Per Unit Purchase Price” means the price per Unit set forth on Schedule A hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit B.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued to the Purchaser pursuant to this Agreement at the Closing.

“Subsidiary” means any subsidiary of the Company that is required to be listed in Schedule 3.1(b).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board System, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board System, a day on which the Common Stock is quoted in the over-the-counter market as reported by The Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Capital Market or The NASDAQ Stock Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, the Other Purchase Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant Exercise Price” means the price to purchase one Warrant Share set forth on Schedule A thereto upon exercise of such Warrant pursuant to the terms thereof.

“Warrants” means the Common Stock purchase warrants in the form of Exhibit A, which are issuable to the Purchaser pursuant to this Agreement at the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Units set forth on the signature page hereto.  The Closing shall take place on the date two Trading Days after the date hereof (the “Closing Date”) at the offices of Baker & McKenzie LLP, 2001 Ross Avenue, Suite 2300, Dallas, Texas 75201 or at such other time and location as the parties may agree.

2.2           Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Purchaser, and the obligations of the Purchaser to close the purchase and sale of the Securities shall be subject to the fulfillment or satisfaction of, the following:

(i)            A certificate evidencing the number of Shares set forth below the Purchaser’s name on the signature page hereto plus a Warrant to purchase the number of Warrant Shares included in the Units being purchased hereby, as calculated pursuant to Schedule A hereto, (the Shares and Warrants referred to collectively herein as the “Units”) for the Per Unit Purchase Price.  Each Unit shall consist of one Share and the number of Warrants set forth on Schedule A hereto.

(ii)           The legal opinions of Woodburn & Wedge, special Nevada counsel to the Company, and Baker & McKenzie LLP, special counsel to the Company, each in agreed form, addressed to the Purchaser.

(iii)          The Registration Rights Agreement duly executed by the Company.

(iv)          The representations and warranties made by the Company in Article III shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with (or waived by the Purchaser), and the Company shall have obtained any approvals, consents and qualifications necessary to perform its obligations hereunder.

(v)           The Company shall have delivered to the Purchaser at the Closing a certificate signed on its behalf by its Chief Executive Officer certifying that the conditions specified in Section 2.2 hereof have been fulfilled.

(vi)          At the Closing, the Company shall have delivered to the Purchaser copies of each of the following, in each case certified by the Secretary of the Corporation to be in full force and effect on the date of the Closing:

(a)                           the articles of incorporation of the Company as of the Closing (which shall be the Articles) certified by the Secretary of State of the State of Nevada as of a date not more than ten (10) days prior to the Closing;

(b)                           a good standing certificate with respect to the Company certified by the Secretary of State of Nevada as of a date not more than ten (10) days prior to the Closing;

(c)                           the by-laws of the Company; and

(d)                           resolutions of the Board, and, as necessary, the shareholders of the Company, authorizing the execution, delivery and performance of the Transaction Documents, and the transactions contemplated hereby and thereby, including the issuance and sale of the shares of Common Stock and the reservation of shares of Common Stock for issuance upon exercise of the Warrants.

(vii)         At the Closing, the Company shall pay (or reimburse the Purchaser for) the fees and expenses of the Purchaser specified in Section 5.1 as payable by the Company.

(viii)        As of the Closing, the purchase of the Shares by the Purchaser shall be legally permitted by all laws and regulations to which the Purchaser and the Company is subject.

(ix)           As of the Closing, all authorizations, approvals or permits of, or filings with any governmental authority, including state securities or “Blue Sky” offices, that are required by law in connection with the lawful sale and issuance of the Securities, including the exercise of the Warrants for Warrant Shares, shall have been duly obtained by the Company, and shall be effective as of the Closing.

(x)            All corporate and other proceedings in connection with the transactions contemplated by the Transaction Documents, and all documents and instruments incident to such transactions, shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received at or prior to the Closing all such documents as the Purchaser shall have requested.

(xi)           The Company shall have received net proceeds in the aggregate from the sale of the Securities to the Purchasers under this Agreement and the Other Purchase Agreements in an amount not less than the amount set forth on Schedule A hereto.

(b)           At the Closing, the Purchaser shall deliver or cause to be delivered to the Company, and the obligations of the Company to close the purchase and sale of the Securities shall be subject to the fulfillment or satisfaction of, the following:

(i)            the product of the Per Unit Purchase Price and the number of Units as set forth below the Purchaser’s name on the signature page hereto, in United States dollars and in immediately available funds, by wire transfer to the account set forth on Schedule A hereto or to such other account designated in writing by the Company for such purpose;

(ii)           the Registration Rights Agreement duly executed by the Purchaser; and

(iii)          the representations and warranties of the Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(iv)          The Company shall have received net proceeds in the aggregate from the sale of the Securities to the Purchasers under this Agreement and the Other Purchase Agreements in an amount not less than the amount set forth on Schedule A hereto.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser and to the Placement Agent (as defined below):

(a)           Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)           Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(b).  Except as disclosed in Schedule 3.1(b), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders and no further corporate action is required by the Company or its shareholders in connection therewith.  Each Transaction Document has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) notice filings required by state securities laws, the failure of which to make will not affect the validity of the Securities or the enforceability of this Agreement, and (iii) those that have been made or obtained prior to the date of this Agreement.  The Company and its Subsidiaries are unaware of any facts or circumstances that would reasonably be expected to prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)            Issuance of the Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company shall have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Other Purchase Agreements and the Warrants in order to issue the Shares and the Warrant Shares.

(g)           Capitalization.  The authorized capital stock of the Company consists solely of 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.0001 par value per share.  As of the date hereof prior to Closing:  (i) the number of shares of Common Stock set forth on Schedule A hereto are issued and outstanding and no shares of Common Stock are held in treasury, (ii) the number of shares of Common Stock set forth on Schedule A hereto are reserved for future issuance pursuant to the Company’s equity incentive plan and pursuant to outstanding warrants and (iii) no shares of preferred stock are issued and outstanding.  All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Except as disclosed in the SEC Reports (as defined below) or on Schedule A hereto, (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound which are required to be disclosed in an Exchange Act report, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding equity securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem an equity security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(h)           SEC Reports; Financial Statements.  Since January 1, 2006, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials including all exhibits and schedules thereto, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement and any other materials prepared by the Company and delivered to you in writing, the “Disclosure Materials”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, except to the extent superseded by an amended SEC Report filed at least five (5) Business Days prior to the date hereof, none of the SEC Reports or the Disclosure Materials, when filed or prepared, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments or as otherwise disclosed in the SEC Reports.

(i)            Litigation.  Except as disclosed in the SEC Reports, there is no Action pending or, to the knowledge of the Company, threatened that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty and there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)            Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports filed at least five (5) days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(k)           Internal Accounting and Disclosure Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as disclosed in the SEC Reports, since March 31, 2006, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(l)            Certain Fees.  Except for dealings with the Placement Agent (defined below), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Purchaser pursuant to written agreements executed by the Purchaser which fees or commissions shall be the sole responsibility of the Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(m)          Certain Registration Matters.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2(c) through (g), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents.  The Company has not offered the Securities by means of any form of general solicitation or general advertising, including but not limited to the following: (A) any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (B) any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.  The Company has not, and to its knowledge no one acting on its behalf has (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares or Warrants in violation of Regulation M under the Exchange Act, (ii) bid for, purchased or paid any compensation for soliciting purchases of any of the Securities or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent (as defined herein) in connection with the placement of the Securities and, in the case of clause (iii), other than in connection with the placement of the Company’s Common Stock and Common Stock purchase warrants pursuant to the Securities Purchase Agreements dated July 6, 2006, July 10, 2006 and July 11, 2006, respectively. As of the date hereof, the Company is eligible to register the resale of its Common Stock on Form S-3 promulgated under the Securities Act.

(n)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to by any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise.  None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(o)           Investment Company.  The Company is not, and upon consummation of the sale of Securities, will not be, and is not, and upon consummation of the sale of Securities, will not be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)           No Additional Agreements.  The Company does not have any agreement or understanding with the Purchaser or any other Purchasers with respect to the transactions contemplated by the Transaction Documents other than as specified in this Agreement and the Other Purchase Agreements, respectively.  This Purchase Agreement is substantially identical with each of the Other Purchase Agreements.

(q)           ERISA; Employee Relations.  Each employee benefit plan (as defined in Section 3(3) of ERISA) and any other plan, agreement or arrangement for the benefit of any director, officer or employee of the Company (each, an “Employee Benefit Plan”) has been operated in material compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code.  All contributions due and payable on or before the Closing in respect of any Employee Benefit Plan have been made in full.

Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other similar contract or agreement, and the continued employment of each such executive officer would not reasonably be expected to subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

The Company and its Subsidiaries, to their knowledge, are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employments and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)            Tax.  The Company has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, and such returns are true and correct, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company has paid all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Any deficiencies proposed as a result of any governmental audits or such tax returns have been paid or settled, and there are no present disputes as to taxes payable by the Company.  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)           Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the articles of incorporation or the laws of the State of Nevada which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(t)            Absence of Certain Changes.  Since July 31, 2006, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.

(u)           Sarbanes-Oxley Act.  The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

(v)           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as conducted on the date of this Agreement, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Company, no product or service of the Company or its Subsidiaries infringes the Intellectual Property Rights of others, except where such infringement would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or its Subsidiaries, being threatened, against the Company or its Subsidiaries regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Company or its Subsidiaries infringe the Intellectual Property Rights of others, except for such claims, actions or proceedings would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)          Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined) and (ii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)            Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agents, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agents, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(y)           U.S. Real Property Holding Corporation.  The Company is not, nor has it been since January 1, 2006, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(z)            Disclosure.  Neither the Company nor any other Person acting on its behalf has provided any of the Purchaser or its agents or counsel with any information that constitutes material non-public information other than concerning the transactions contemplated by this Agreement or disclosed pursuant to a non-disclosure agreement.  The Company acknowledges that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

3.2           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company and the Placement Agent as follows:

(a)           Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)           Investment Intent.  The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration or in a transaction not subject to the registration provisions of the Securities Act and in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d)           Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(e)           Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the

Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)            General Solicitation. No Securities were offered or sold to the Purchaser by means of any form of general solicitation or general advertising, including but not limited to the following: (A) any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (B) any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(g)           Access to Information. The Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense.

(h)           Reliance. The Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

(i)            Residency. The Purchaser is a resident of the jurisdiction set forth immediately below the Purchaser’s name on the signature page hereto.

(j)            Certain Trading Activities.   The Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any transactions in any securities of the Company following the date on which the Purchaser was aware of this Transaction, other than this Transaction, transactions in compliance with federal and state securities laws or transfers by the Purchaser to any of its affiliated funds which affiliated funds have not engaged in any such transactions.

(k)           Transfer or Resale.  The Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the sale of such securities subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and in effecting a pledge of Securities the Purchaser shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3.2(k).

(l)            Acknowledgements Regarding Placement Agents. The Purchaser acknowledges that (i) Jefferies & Company, Inc. and Ardour Capital Investments, LLC (together, the “Placement Agents”) are acting as the Company’s placement agents for the sale of the Securities being offered hereby and will be compensated solely by the Company in such capacity; (ii) the Placement Agents may or will not have conducted thorough due diligence with respect to the Company or the transaction contemplated by the Transaction Documents and the decision of the Purchaser to purchase Securities pursuant to this Agreement and the other Transaction Documents has been made independently of, and without reliance on, the Placement Agents; and (iii) no representation, warranty or covenant, express or implied, is or will be made by the Placement Agents with respect to the Company, the Securities or the transaction.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Restricted Securities.

(a)           Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of the Securities, other than pursuant to an effective registration statement, a Rule 144 transfer, to the Company or to an Affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)           Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 4.1(b) or Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED]WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES

COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGMENT SECURED BY THE SECURITIES.

(c)           Following the date that the Shares and Warrant Shares are registered for resale under the Securities Act or, subject to receipt of appropriate representations from the Purchaser and, if applicable its broker, at such earlier time as a legend is no longer required for the Shares and Warrant Shares under this Section 4.1(c), the Company will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares containing a restrictive legend, together with a request to issue a certificate without a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends or, at the Company’s option upon the holder’s request, issue such Shares or Warrant Shares to the nominee of The Depository Trust Company with instructions to credit the account of the participant designated by the holder.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

If the Company shall fail to issue a certificate representing Shares or Warrant Shares free from all restrictive or other legends to such holder or its designee within three (3) Trading Days after the satisfaction of the conditions specified in the first paragraph above, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder’s request and at the holder’s option, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended certificates shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended certificates as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Bid Price on the date of such Buy-In.

4.2           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly upon request after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities by the Company required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.3           Furnishing of Information; Information Rights. As long as the Purchaser owns any of the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and to disclose in the Registration Statement any material, nonpublic information provided to the Purchaser except to the extent previously disclosed or the Company determines that such information is no longer material, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination except in connection with a Fundamental Transaction (as defined in the Warrant to which this Agreement relates).  In furtherance of the foregoing, the Company shall make available to the Purchaser or file with the Commission via the EDGAR system: (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, audited and certified by independent registered public accounting firm selected by the Company and (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that the financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

4.4           Integration.  The Company shall not, and shall use its best efforts to ensure that no Subsidiary or Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder and pursuant to the Other Purchase Agreements for capital and operating expenditures relating to the acquisition, design, engineering, procurement, construction, permitting, site acquisition and preparation, testing and operation of biodiesel refineries or interests therein and not to redeem any capital stock of the Company or to settle any outstanding Action.

4.6           Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and in effecting a pledge of Securities the Purchaser shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Sections 3.2(b) and 4.1 of this Agreement; provided that the Purchaser and its pledgee shall be required to comply with the provisions of Sections 3.2(b) and 4.1 of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchaser.

4.7           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”), but not including the names of the Purchasers or the individual amount of Securities purchased thereby.  From and after the filing of the 8-K Filing with the Commission, the Purchaser as a consequence of participating in the transactions contemplated by this Agreement shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents authorized to disclose such information, that is not disclosed in the 8-K Filing unless the Purchaser has executed a non-disclosure agreement relating to such information.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the consent of the Purchaser.  If the Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries prior to the Closing Date, it shall provide the Company with written notice thereof and the Company shall within five (5) Trading Days thereafter, make public disclosure of such material, nonpublic information if permitted under applicable law or without breach or violation of any agreement, contract or other obligation of the Company unless the Board of Directors of the Company shall determine that such disclosure would reasonably be expected to result in a material and adverse effect on the Company or its business, prospects, finances or properties.  Without the prior written consent of the Purchaser, none of the Company, its Subsidiaries or their respective affiliates shall disclose the name of the Purchaser in any filing, announcement, release or other public or non-confidential communication.

4.8           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.9           Reliance by the Placement Agents.  Each of the Company and the Purchaser agrees and acknowledges that the Placement Agents may rely on the representations, warranties,

covenants and agreements of each of the Company and the Purchaser, as applicable, contained in this Agreement as if such representations, warranties, covenants and agreements, as applicable, were made directly to the Placement Agents.  The Company and the Purchaser further agree that the Placement Agents may rely on or, if the Placement Agents so request, be specifically named as addressees of, the legal opinions to be delivered pursuant to Section 2.2.(a)(ii) of this Agreement.

4.10         No Duty of Placement of Agents in Closing Related Matters.

(a)           The Placement Agents shall have no duties or obligations other than those specifically set forth in this Agreement and the other Transaction Documents.

(b)           The Placement Agents shall not be required to make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any certificates or documentation delivered pursuant to this Agreement.

(c)           The Placement Agents shall be able to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to them by the Company or the Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1           Fees and Expenses.  The Company shall be responsible for the payment of the Placement Agents’ fees relating to or arising out of the transactions contemplated hereby, including, without limitation, any commissions payable to the Placement Agents.  Except as specified in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2           Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Central time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Central time) on any date and earlier than 11:59 p.m. (Central time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:                                             Nova Biosource Fuels, Inc.
The Riviana Building
2777 Allen Parkway, Suite 860
Houston, Texas 77019
Tel: (713) 868-6682
Fax: (713) 583-8478
Attention: President

with a copy to:                                                                 Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Tel: (214) 978-3095
Fax: (214) 978-3099
Attention: Roger W. Bivans, Esq.

If to the Purchaser:                                           To the address set forth under the Purchaser’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser.”

5.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8           Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY ANY OTHER LAW.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9           Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and Warrants.

5.10         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13         Independent Nature of Purchaser’s Obligations and Rights.  The obligations of the Purchaser under any Transaction Document are several and not joint with the obligations of the other Purchasers, and the Purchaser shall not be responsible in any way for the performance of the obligations of the other Purchasers under any Transaction Document.  The decision of the Purchaser to purchase Securities pursuant to the Transaction Documents has been made by the Purchaser independently of, and without reliance on, the other Purchasers or any other Purchasers’ legal counsel or financial advisors.  Nothing contained herein or in any Transaction Document, and no action taken by the Purchaser pursuant thereto, shall be deemed to constitute the Purchaser, together with the other Purchasers,  as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Purchaser acknowledges that none of the other Purchasers has acted as agent for such Purchaser in connection with making its investment hereunder and that none of the other Purchasers will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any of the other Purchasers to be joined as an additional party in any proceeding for such purpose.

5.14         Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or the Purchaser, upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m. (New York City time) on the date that is five business days after the date hereof; provided, however, that the right to terminate this Agreement under this Section 5.14 shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.  Nothing in this Section 5.14 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  Except as set forth in the immediately preceding sentence, upon a termination in accordance with this section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

[SIGNATURE PAGES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first indicated above.

NOVA BIOSOURCE FUELS, INC.

By:	/s/ J.D. McGraw
J.D. McGraw
President

[SIGNATURE PAGES FOR PURCHASER ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.  The Purchaser, intending to be legally bound, hereby executes and delivers to the Company this signature page to the Securities Purchase Agreement and authorizes the Company to attach it to the counterpart of the Agreement executed or to be executed by the Company, which when so attached shall be considered effective and one and the same agreement.

PURCHASER

[ ]
(Insert full legal name that the Purchaser desires to appear on the stock certificate and warrant as the registered holder)

By:
Name:
Title:

Address for Notice:	With a copy to:

Facsimile No:	Facsimile No:
Attention:	Attention:

Jurisdiction of Organization:

Taxpayer Identification Number:

Purchase Price:	$

Number of Shares:

Number of Warrants:

Purchaser hereby elects to omit either or both of clauses (i) or (ii) of Section 11 of the Warrant as follows:
Omit Clause (i):	☐

Omit Clause (ii):	☐

Schedule A
Summary Terms of Securities Purchase Agreement

Issuer:	Nova Biosource Fuels, Inc. (OTCBB: NVBF)

Closing Date:	December 21, 2006.

Per Unit Purchase Price:

$1.93, which equals a 15% discount from the per share volume-weighted average price of shares of Common Stock for the fifteen (15) Trading Days immediately preceding the date of the Agreement as reported by Bloomberg Financial L.P.

No. of Warrant Shares per Unit:

Each Unit purchased by the Purchaser shall include a Warrant entitling the registered holder thereof to acquire 3 Warrant Shares for every 10 Shares included in such Unit, at the Warrant Exercise Price.

Warrant Exercise Price:	$2.72, which represents 120% of the closing bid price per share of Common Stock on the date immediately preceding the date of this Agreement as reported on the OTC Bulletin Board System.

Minimum Size of Private Placement:	$10,000,000.

Escrow Account (U.S. investors):
Account Name:
Account Number:
ABA No.:
Notes:

Escrow Account (European investors):
Account Name:
Account Number:
SWIFT No.:
Notes:

Company Capitalization:
Shares of Common Stock Outstanding:	85,646,358
Shares of Common Stock reserved for future issuance pursuant to the Company’s equity incentive plan and outstanding warrants:	16,959,837

DISCLOSURE SCHEDULE

in connection with the

SECURITIES PURCHASE AGREEMENTS

among

NOVA BIOSOURCE FUELS, INC.

and

THE PURCHASERS NAMED THEREIN

dated as of December 19, 2006

DISCLOSURE SCHEDULE

Pursuant to the Securities Purchase Agreements, dated as of December 19, 2006 (the “Securities Purchase Agreements”), among Nova Biosource Fuels, Inc., a Nevada corporation (“Nova”) and the Purchasers named therein (the “Purchasers”), this Disclosure Schedule is being delivered by Nova to the Purchasers.  All terms used herein with initial capital letters have the same meanings assigned to them in the Securities Purchase Agreements, unless otherwise defined.  This Disclosure Schedule is qualified in its entirety by reference to the Securities Purchase Agreements and should be read in its entirety.  Whenever any matter is disclosed in any section of this Disclosure Schedule in such a way that its relevance to any non-corresponding section of the Securities Purchase Agreements is readily apparent, such matter shall be deemed to have been disclosed for the purposes of such other section, notwithstanding the omission of any appropriate cross-reference thereto.  The headings and subheadings contained in this Disclosure Schedule are for descriptive purposes and convenience of reference only and have no substantive effect.

Schedule 3.1(b)

Biosource America, Inc., a Texas corporation

Nova Holding Seneca LLC, a Delaware limited liability company

Nova Holding Oklahoma LLC, a Delaware limited liability company

Nova Holding Trade Group LLC, a Delaware limited liability company

Nova Biofuels Seneca LLC, a Delaware limited liability company

Nova Biofuels Oklahoma LLC, a Delaware limited liability company

Nova Biofuels Trade Group LLC, a Delaware limited liability company

Nova granted to third parties equity interests of 8.25% in the aggregate in Nova Holding Seneca LLC.  The assets of Biosource America, Inc. are subject to a security interest in favor of Biosource Fuels, LLC.

Schedule 3.1(h)

The Disclosure Materials include certain estimates, projections and other forecasts regarding Nova.  Such estimates, projections and other forecasts have been provided on the basis that each Purchaser understands that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts.  Accordingly, while Nova prepared such estimates, projections and other forecasts in good faith based on reasonable assumptions at such time, Nova makes no representation or warranty with respect to such estimates, projections and other forecasts other than as set forth in this sentence.